SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                            Community Financial Corp.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               Barrett R. Rochman
-----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rule O-11(c)(1)(ii), 14a-6(i)(l), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

    1)       Title of each class of securities to which transaction applies:
             Not applicable

    2)       Aggregate number of securities to which transaction applies:
             Not applicable

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11
             (Set forth the amount on which the filing fee is calculated and state how it was determined):
             Not applicable


    4)       Proposed maximum aggregate value of transaction:
             Not applicable

    5)       Total fee paid:
             Not applicable

[ ]      Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:  Not applicable
         2)       Form Schedule or Registration Statement No.:  Not applicable
         3)       Filing Party:  Not applicable
         4)       Date Filed:  Not applicable

                               BARRETT R. ROCHMAN
                                   31 Homewood
                           Carbondale, Illinois 62901
                                 (800) 529-3513

                                 March 30, 2000

                                   IMPORTANT!!
                                   PLEASE READ


                      FOR ESOP AND 401(k) PLAN PARTICIPANTS

         You are entitled to vote the shares of Community Financial Corp. common stock allocated to your Employee Stock Ownership Plan ("ESOP") and 401(k) plan accounts in a confidential manner and without any interference or coercion in connection with the upcoming 2000 annual meeting of stockholders. Your name and specific vote cannot be disclosed to the board of directors or any officers or employees of Community Financial, to the trustees of the ESOP and the 401(k) plan or to any other person unless required by a court of law. Accordingly, you are able to vote in favor of Michael Nadler's and my election, as well as in favor of my stockholder proposal, without fear that the board of directors or any officers or employees of Community Financial will find out how you voted. In fact, not even I will know how you have voted.

         To accomplish the confidential voting of the shares allocated to your ESOP and 401(k) plan accounts, Community Financial has engaged Olive, LLP, a public accounting firm, to act as the independent tabulator to receive and count your vote. The only information Olive, LLP can provide to the trustees of the ESOP and the 401(k) plan are the number of votes, without identifying the name or the specific vote of any individual participant. Olive, LLP is prohibited from disclosing the name or the specific vote of any individual plan participant to the trustees, to the board of directors, officers and employees of Community Financial or to any other person. If anyone suggests otherwise or asks for information as to how you intend to vote or how you voted the shares allocated to your plan account, please contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory, as well as the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210.

         Although the enclosed blue proxy statement refers to a BLUE proxy card, please note that participants in Community Financial's ESOP and 401(k) plan must vote the shares allocated to their plan accounts through use of the enclosed BLUE voting instruction form instead of a proxy card.

      PLEASE RETURN YOUR BLUE VOTING INSTRUCTION FORM ONLY TO OLIVE, LLP.
                         ----
           DO NOT MAIL YOUR BLUE VOTING INSTRUCTION FORM TO COMMUNITY
              ---           ----
                    FINANCIAL, D.F. KING & CO., INC. OR ME.

                            COMMUNITY FINANCIAL CORP.
                  EMPLOYEE STOCK OWNERSHIP PLAN AND 401(k) PLAN
                             VOTING INSTRUCTION FORM


TO:      TRUSTEES OF THE COMMUNITY FINANCIAL CORP. EMPLOYEE STOCK
         OWNERSHIP PLAN AND 401(k) PLAN

         I hereby direct the Trustees of the Community Financial Corp. Employee Stock Ownership Plan ("ESOP") and the Trustees of the Community Financial Corp. 401(k) Plan (the "401(k) Plan") to act in accordance with the instructions I have specified on the reverse side hereof in voting each share of Community Financial Corp. common stock ("Community Financial Stock") allocated to my account(s) under the ESOP and the 401(k) Plan at the 2000 Annual Meeting of Stockholders of Community Financial Corp. to be held at 11:00 a.m., Central Time, on April 27, 2000 (the "Annual Meeting"), and at any adjournment or postponement thereof. Under the terms of both the ESOP and the 401(k) Plan and subject to the Trustees' responsibilities under applicable law, the Trustees will vote Community Financial Stock allocated to the accounts of participants under both the ESOP and the 401(k) Plan in accordance with timely instructions received from such participants.

IMPORTANT: Your instructions should be mailed to Olive, LLP in the enclosed self-addressed envelope. No postage is required. In order to comply with your instructions, this form must be properly executed and mailed to Olive, LLP so as to be received before 2:00 p.m., Central Time, on April 24, 2000.

DO NOT MAIL THIS VOTING INSTRUCTION FORM TO BARRETT ROCHMAN, TO
COMMUNITY FINANCIAL CORP. OR TO COMMUNITY FINANCIAL CORP.'S PROXY
SOLICITOR, D.F. KING & CO., INC.






               (Continued - To be Dated and Signed on Other Side)

THE ESOP TRUSTEES AND THE 401(k) TRUSTEES MAKE NO RECOMMENDATIONS
WITH RESPECT TO THE ELECTION OF DIRECTORS AND PROPOSAL NO. 2.

INDICATE YOUR INSTRUCTIONS WITH AN [X]. ITEMS LEFT BLANK WILL NOT BE CONSIDERED INSTRUCTIONS TO THE PLAN TRUSTEES.


         MR. ROCHMAN RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
         ELECTION OF THE TWO NOMINEES SET FORTH BELOW.

         I.       Election of Barrett R. Rochman and Michael B. Nadler as
                  Directors.
                  -------------------------------------------------------

                  [ ] FOR the election of both nominees listed above, except as marked to the contrary below.

                  [ ] WITHHOLD AUTHORITY to vote for the election of both nominees listed above.

                  INSTRUCTIONS: To withhold your vote for any individual nominee(s), mark "FOR" above and write the name(s) of the nominee(s) for whom you do not wish to vote on the line below.




         MR. ROCHMAN RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
         FOLLOWING PROPOSAL.

         II.      Stockholder Proposal of Mr. Rochman.
                  -----------------------------------

                  Mr. Rochman's stockholder proposal, as described in Mr. Rochman's blue proxy statement dated March 1, 2000.

                         [ ] FOR      [ ] AGAINST      [ ] ABSTAIN




Dated:                 , 2000                    -----------------------------
        ---------------                          Signature(s)


                                                 -----------------------------
                                                 Printed Name(s)

                               BARRETT R. ROCHMAN
                                   31 Homewood
                           Carbondale, Illinois 62901
                                 (800) 529-3513




March 30, 2000



Dear ESOP and 401(k) Plan Participants:

                  LOOK AT THE FACTS - THEY SPEAK FOR THEMSELVES

         I, like you, have received Community Financial's white proxy statement and letters to stockholders. Quite frankly, I find it interesting that the board has not responded to my concerns about Community Financial's lackluster financial performance and stock price. The reason: I don't think the board has a plausible answer. THE FACTS SPEAK FOR THEMSELVES.

         The facts speak for themselves - The current directors have received stock and options - who has benefitted?

         As I stated in my BLUE proxy statement, even though Community Financial's return on average assets and return on average equity are below its peer group's averages, and even though Community Financial's stock price is now below its initial public offering price of $10, our directors and executive officers have seemingly had no difficulty accepting stock the past two years from Community Financial. While it may be true that the stock was issued to the directors and executive officers in accordance with plans approved by stockholders, I think the directors and executive officers should have declined to accept the stock when the financial performance and stock price of Community Financial during the past few years have been mediocre, at best.

         The directors and executive officers received restricted stock in 1999 and 2000 totaling 38,261 shares, with two-thirds of the shares being granted on January 14, 2000. Based upon the last trade of Community Financial common stock of $9-13/16, as reported by Nasdaq on March 20, 2000, these shares have a total value of approximately $375,000. Do you realize that, according to information filed by Community Financial with the Securities and Exchange Commission, the amount of restricted stock received by our company's directors and executive officers in 2000 represents more than a 100% increase in the amount of restricted stock received by these directors and executive officers in 1999? Add to this the fact that the directors and executive officers also currently have options to acquire a total of 158,697 shares of Community Financial common stock. The attached enclosure provides more detail on certain stock and options they have received.

         I ask you - has our stockholder value been enhanced by the directors and executive officers having received these shares and options?

The facts speak for themselves - Wayne Benson received a $30,000 salary increase

         The board's white proxy statement relating to the upcoming annual meeting indicates that during 1999, our President, Mr. Wayne Benson, received an annual salary of $100,000. The proxy statement also discusses Mr. Benson's employment agreement with Community Financial and Community Bank & Trust, N.A. Under his current employment agreement, Mr. Benson will now receive an annual base salary of $130,000. That means Wayne Benson will receive $30,000 more in salary this year as compared to last year. Imagine that, although Mr. Benson has publicly stated that he was disappointed in our company's 1999 financial results, he was not disappointed enough to accept a 30% pay raise. Do you think Community Financial would be able to afford Mr. Benson's pay raises in the event he ever becomes happy with the financial results of our company? And, what can our board of directors be thinking when approving a significant salary increase for our President when the 1999 financial results and stock price of Community Financial have been disappointing?

         The board of directors and Wayne Benson continue to spend our money. And, what do we receive in return - financial results that are below comparably-sized bank holding companies and a sagging stock price. I say now is the time to make some changes with the board of Community Financial.

         The facts speak for themselves - Mr. Benson's and your board's decisions will cost stockholders money

         In a recent letter to you, Community Financial claimed that I want you to pay for my costs associated with the present proxy context. It would be nice if Community Financial would tell you the whole story and not just part of it. Let me fill you in on several important details.

         First, on January 11, 2000, I met informally with Mr. Benson to discuss the possibility of two others and myself becoming directors of Community Financial. Unfortunately, after the meeting, Mr. Benson refused to talk to me again about appointing me to the board of directors. Is that the way our President should treat stockholders, the people who own the company? I am one of the largest stockholders of Community Financial and received this kind of treatment - imagine how unresponsive Mr. Benson would be to a stockholder owning 100 or 1,000 shares! I tried to avoid this proxy contest by asking Community Financial to appoint me to the board of directors. What are the directors afraid of? I think they probably don't want someone like me within their inner circle who will make them accountable and responsive to stockholders.

         Second, my estimated proxy solicitation expenses of $75,000 would be paid by Community Financial only if approved by Community Financial. My expenses would not be paid automatically. But, in order to eliminate this issue, I have decided not to seek reimbursement for my expenses in this proxy contest - I will pay these expenses myself. I challenge the directors to accept somewhat similar terms. That is, since they could have avoided this whole proxy contest by appointing me to the board of directors, I challenge the directors to pay Community Financial's proxy expenses out of their own pockets if they lose this proxy contest.

         Considering the expenses associated with this proxy contest, I doubt whether the board is willing to use their own money to fund these costs. Simply look at Community Financial's proxy statement that you just received. The board has hired D.F. King & Co., Inc. from New York City to help them solicit proxies for the upcoming annual meeting. The board's white proxy statement states that D.F. King & Co. will use 25 of its employees to solicit proxies and will be paid $40,000 plus expenses. The board's white proxy statement further provides that Community Financial's total expenses for the solicitation of proxies for the annual meeting (including D.F. King's expenses) are estimated at $150,000 plus the amount it would normally spend for its annual meeting of stockholders. Following the annual meeting, I intend to verify the amount actually spent by the board.

         The long and the short of it is, this proxy contest was totally avoidable. However, Wayne Benson and your board of directors have decided to spend your money for their principles.

         In my view, it is time for a change at Community Financial. Call me old-fashioned, but I like to think stockholders can still have input in their company. I will continue to solicit your proxy to vote your shares at the upcoming annual meeting of stockholders and would greatly appreciate and be honored with your support.

         Together, we can make a difference at Community Financial. If you have any questions or need additional information, please do not hesitate to call me at (800) 529-3513.

                                                              Sincerely,




                                                              Barrett R. Rochman





         IMPORTANT - You are entitled to vote the shares of Community Financial common stock allocated to your plan account in a confidential manner and without any interference or coercion in connection with the upcoming 2000 annual meeting of stockholders. Your name and specific vote cannot be disclosed to the board of directors or any officers or employees of Community Financial, to the trustees of either plan or to any other person unless required by a court of law.

         PLEASE RETURN YOUR BLUE VOTING INSTRUCTION FORM ONLY TO OLIVE, LLP.
                            ----
DO NOT MAIL YOUR BLUE VOTING INSTRUCTION FORM TO COMMUNITY FINANCIAL,
   ---           ----
D.F. KING & CO., INC. OR.

ESOP and 401(k) Plan Participants
March 30, 2000
Page 1


                               BARRETT R. ROCHMAN
                                   31 Homewood
                           Carbondale, Illinois 62901
                                 (800) 529-3513



March 30, 2000


Dear ESOP and 401(k) Plan Participant:

         Enclosed are my proxy statement and BLUE voting instruction form relating to the 2000 annual meeting of stockholders of Community Financial Corp. ("Community Financial") or, if directors are not elected at the annual meeting, the next meeting of stockholders at which directors are elected. I decided to solicit your vote in favor of electing Michael B. Nadler and me to the Board of Directors of Community Financial because I am disappointed, among other reasons, with the financial performance and stock price of Community Financial. I also am soliciting votes in favor of my stockholder proposal recommending that the Board of Directors of Community Financial hire an advisor or other consultant which has experience in advising financial institutions to make recommendations of specific actions designed to improve earnings at Community Financial and enhance stockholder value.

         You are entitled to vote the shares of Community Financial common stock allocated to your Employee Stock Ownership Plan ("ESOP") and 401(k) plan accounts in a confidential manner and without any interference or coercion in connection with the upcoming 2000 annual meeting of stockholders. After you have read my proxy statement, please sign the enclosed BLUE voting instruction form and return it to Olive, LLP as soon as possible in the enclosed self-addressed, postage pre-paid envelope. Please return your voting instruction form only to Olive, LLP. Do not mail your voting instruction form to Community Financial, D.F. King & Co., Inc. or me for your vote to be counted. Your name and specific vote of the shares allocated to your ESOP or 401(k) plan account cannot be disclosed to the board of directors or any officers or employees of Community Financial, to the trustees of either plan or to any other person unless required by a court of law. Accordingly, you are able to vote in favor of Michael Nadler's and my election, as well as in favor of my stockholder proposal, without fear that the board of directors or any officers or employees of Community Financial will find out how you voted. In fact, not even I will know how you have voted.

         As my proxy statement indicates, I am soliciting proxies to elect a class of two directors of Community Financial who are up for election this year. I do have past experience with the board of directors of a publicly-held company, having served on the board of directors of Heartland Bancshares, a bank holding company in Herrin, Illinois, from December, 1998 to June, 1999, at which time Heartland was sold to Banterra Corp.

         Mr. Nadler, my other nominee, has 10 years of experience in the banking industry, with his most recent banking position being First Vice President of Exchange National Bank in Chicago, Illinois from 1979 to 1981. Exchange National was a bank with approximately $1 billion in assets before it was sold. While at Exchange National, Mr. Nadler was responsible for the management of a $100 million loan portfolio. The holding company for Exchange National also was a publicly-held company.

ESOP and 401(k) Plan Participants
March 30, 2000
Page 2


         If I am elected, I will encourage the Board of Directors to take measures designed to improve earnings at Community Financial. These measures, if implemented, hopefully will result in enhanced stockholder value and an increase in Community Financial's stock price. Although I have no plans to recommend pursuing an immediate sale of Community Financial, I remain open to considering a sale as part of a strategy for enhancing stockholder value.

         Among the things that trouble me with Community Financial is its current stock price. When Community Financial's stock was first offered to the public in 1995, it sold for $10 a share. On February 25, 2000, some 4 1/2 years later, the last trade was at $9-7/8. Think about it for a moment, a person who purchased Community Financial stock in the initial public offering in 1995 and who still is a stockholder today probably would have been better off financially investing his or her money in a bank account earning 5% per year rather than investing in Community Financial stock.

         Another thing that frustrates me with Community Financial is the amount of directors fees paid to our directors. In 1998, each outside director of Community Financial had the opportunity to receive at least $9,200 per year in directors and committee fees, with the Chairman of the Board having the opportunity to receive at least $15,000 per year. If directors fees are going to be paid, then we should expect better results from Community Financial. If elected, I will immediately recommend that directors fees be eliminated or reduced until Community Financial's stock price has traded above $14 per share for 6 consecutive months and until reasonable earnings goals are met. I think our directors need an incentive to take appropriate steps to increase our company's stock price. I would like our directors to establish earnings and stock price goals each year and not accept directors fees unless those goals are met.

         I also am very disappointed with the Management Recognition Plan of Community Financial. Under the Management Recognition Plan, approximately 60,000 shares of Community Financial were awarded to directors. That seems to me to be a lot of stock to be awarded when the stock price of Community Financial is trading at a price today that is lower than its initial public offering price of $10 per share and when its returns on equity and assets are significantly below its peers. The question we stockholders should ask is, "what is our company recognizing?" It appears to me that the Management Recognition Plan has, at best, rewarded mediocrity and should instead have been called the "Mediocre Results Plan."

         In addition, I recently read Community Financial's news release of February 17, 2000. In that release, Community Financial reported earnings of 53 cents per share for the year ended December 31, 1999, as compared to earnings of 57 cents per share for 1998. Last year, our company's earnings decreased instead of increased. Wayne Benson, the President and Chief Executive Officer of Community Financial, publicly said this about our company's 1999 financial results, "While I was heartened to see vigorous loan growth during the year, I am disappointed in our financial results." I agree with Mr. Benson in that I too am disappointed with Community Financial's 1999 financial results.

         I have two more items to share with you. First, I was unhappy with the financial performance and stock price of another bank holding company, Heartland Bancshares, Inc., which was the holding company for Heartland National Bank in Herrin, Illinois. Heartland was sold to Banterra Corp. last year. I owned almost 8% of the outstanding stock of Heartland Bancshares. I also ran for the board of directors and

ESOP and 401(k) Plan Participants
March 30, 2000
Page 3


solicited proxies in favor of my election. During the two months before I went on Heartland's board, the stock was trading between about $9 and $12 per share. Within about a month after I joined the board, the stock was trading above $14 a share. Now, I'm not suggesting that my going on the board of Heartland was the sole reason for the increase in the stock price, but I'd like to think that my appointment to the board did have a positive effect on the stock price. In addition, shortly after I joined the board at Heartland, it decided to sell to Banterra Corp. That sale closed in mid-1999 at a sale price of $15.75 a share. While I am not implying here that similar increases in Community Financial's stock price or that a sale of Community Financial will occur if I am elected to the Board, I did want you to know what happened at another bank holding company on whose board I recently served.

         Second, I also was disappointed with the financial performance and stock price of another holding company, CSB Bancorp, which is the holding company for Centralia Savings Bank in Centralia, Illinois. I own in excess of 3% of the outstanding stock of CSB, and I asked the board of directors of CSB to make another individual and me the management's nominees for election as directors at the 2000 annual meeting of stockholders of CSB. I wanted to go on the board with goals of trying to increase earnings and enhance stockholder value at CSB. When CSB did not respond to my request, I was prepared to mail my proxy materials to CSB's stockholders and engage in a proxy contest. About 2 or 3 days before I was going to mail my proxy materials, however, CSB announced that it was going to sell to Midland States Bancorp, with stockholders to receive a cash price of $16 for each share of CSB (incidentally, I voluntarily determined not to mail my proxy materials after the merger announcement was made). Before the announcement of its sale, CSB's stock had traded at a high of about $11 and a low of about $9 during 1999. Again, while I am not implying here that a sale of Community Financial will occur if I am elected to the Board or if I solicit proxies in favor of my election and my stockholder proposal, I did want you to know what happened at another bank holding company where I was a significant stockholder and where I was actively considering running a proxy contest in an effort to get elected to the board.

         You should have received a separate white proxy statement and white voting instruction form from Community Financial. I encourage you to sign and return only the enclosed BLUE voting instruction form and not the white voting instruction form that you may have received from Community Financial. If you do sign, date and return a BLUE voting instruction form and if you then later sign and return a white voting instruction form, only the later voting instruction form will be counted.

         Thank you in advance for your support. If you have any questions at all, need further assistance or want to discuss my views regarding Community Financial, please do not hesitate to call me at (800) 529- 3513.

                                                              Sincerely,




                                                              Barrett R. Rochman

                               BARRETT R. ROCHMAN
                                   31 Homewood
                           Carbondale, Illinois 62901
                                 (800) 529-3513

                                 March 30, 2000


                                   IMPORTANT!!
                                   PLEASE READ


                  LOOK AT THE FACTS - THEY SPEAK FOR THEMSELVES

         The following is the information regarding certain issuances of Community Financial stock and options to directors and executive officers referenced in my attached letter dated March 30, 2000:

                                                Number of Shares (1)             Number of Shares
Name of Director or Officer                       1999        2000             Underlying Stock Options(2)
---------------------------                       ----        ----             ------------------------
Michael F. Bauman                              793            1,586                      9,918
Wayne H. Benson                              2,518            5,036                     38,617
Roger A. Charleston                            793            1,586                      9,918
Gary L. Graham                                 423            1,693                      5,290
Roger L. Haberer                               423            1,693                      5,290
Brad A. Jones                                  793            1,586                      9,918
Shirley B. Kessler                           3,111            6,222                     43,378
C. Richard King                                793            1,586                      9,918
Douglas W. Thompson                          2,518            5,036                     26,450
                                             -----            -----                     ------
         TOTAL                              12,165           26,024                    158,697
                                            ======           ======                    =======


(1) Reflects vesting of shares of restricted stock awarded to these individuals under Community Financial's management recognition plan. This information was obtained from Schedule B to Community Financial's definitive proxy statement relating to its 2000 annual meeting of stockholders filed with the Securities and Exchange Commission.

(2) Reflects number of shares of common stock that may be acquired by the individuals named upon the exercise of stock options which are exercisable within 60 days from March 10, 2000. This information was obtained from Community Financial's definitive proxy statement relating to its 2000 annual meeting of stockholders.

                                 PROXY STATEMENT
                                       OF
                               BARRETT R. ROCHMAN
                              1345 EAST PARK STREET
                           CARBONDALE, ILLINOIS 62901
                                 (800) 529-3513


        Solicitation of Proxies in Opposition to Proxies to be Solicited by the Board of Directors of Community Financial Corp.


                                  INTRODUCTION

         My name is Barrett R. Rochman, and I am a significant stockholder of Community Financial Corp. ("Community Financial"). I am the fourth largest stockholder of Community Financial and own more shares of stock than any member of its Board of Directors. I beneficially own 128,740 shares, which represents approximately 5.8% of the outstanding shares of stock of Community Financial. I am sending this Proxy Statement and the enclosed BLUE PROXY card to the holders of common stock of Community Financial in connection with my solicitation of proxies to be voted at the 2000 Annual Meeting of Stockholders of Community Financial or, if directors are not elected at the next Annual Meeting, then at the next meeting of stockholders at which directors are elected, and at any and all adjournments of those meetings (the "Stockholders Meeting"). Although I do not know the time and location of the next Stockholders Meeting, notice of such meeting will be sent to you by Community Financial. I am soliciting proxies for use at the Stockholders Meeting (i) to vote in favor of the election of Michael
B. Nadler and me to the Board of Directors of Community Financial, (ii) to vote in favor of my stockholder proposal included in this Proxy Statement, and (iii) to vote in my discretion on such other matters as may properly be presented at the Stockholders Meeting.

         I am sending this Proxy Statement to you directly or through your broker or bank or through Community Financial on or about March 1, 2000.

         You should receive two different proxy statements, each with its own accompanying form of proxy, in connection with the Stockholders Meeting this year. You are receiving this Proxy Statement and the enclosed BLUE PROXY card from me. You also should receive a separate proxy statement and proxy card from the Board of Directors of Community Financial (which probably will be white), similar to the way you received these materials in prior years. These two proxy statements will be very different because both the Board of Directors of Community Financial and I will be attempting to obtain authority from you to vote your shares at the Stockholders Meeting in accordance with our respective recommendations. Even if you plan to attend the Stockholders Meeting, I encourage you to sign and return only the enclosed BLUE PROXY card and not the proxy card which you may receive from Community Financial. Any BLUE PROXY card that you sign and return to me will be voted only in accordance with your instructions.

         Only one proxy of yours will be counted and used at the Stockholders Meeting. If you sign, date and mail a BLUE PROXY card to me and if you later sign and return a proxy card to Community Financial, the BLUE PROXY card will not be counted when the votes are tabulated. I strongly urge you not to return any proxy card sent to you by the Board of Directors of Community Financial.

                       REASONS WHY I AM SOLICITING PROXIES

         I decided to seek a position on the Board of Directors in an effort to encourage the Board to take the following actions:

                 o     to improve the financial performance of Community
                       Financial;

                 o     to enhance stockholder value at Community Financial; and

                 o     to reduce directors fees at Community Financial.

         I have experience in serving as a director of a publicly-held company, as I served on the Board of Directors of Heartland Bancshares, Inc., a bank holding company located in Herrin, Illinois, from December, 1998 to June, 1999, at which time it was sold to Banterra Corp. Mr. Nadler, my other nominee, has 10 years of banking experience, with his most recent banking position being First Vice President of Exchange National Bank in Chicago, Illinois from 1979 to 1981, during which time he was responsible for a $100 million loan portfolio. Exchange National was a bank with assets of approximately $1 billion before it was sold and was a subsidiary of a holding company that was a publicly-held company.

         As one of the significant stockholders of Community Financial, I am very interested in the success of our company and in doing what is best for all Community Financial stockholders. I believe that the current directors are not operating Community Financial in a manner that is maximizing Community Financial's financial performance or enhancing the value of Community Financial's common stock. My belief is supported by the facts: in comparison to the national averages for bank holding companies, consider for yourself Community Financial's unfavorable return on stockholder equity, its unfavorable return on total assets and its weak stock price. The Board of Directors must be held accountable for Community Financial's weak performance.

              COMMUNITY FINANCIAL'S PERFORMANCE - LOOK AT THE FACTS

         The first fact that I would like to discuss comes straight out of Community Financial's news release of February 17, 2000. In that release, Community Financial reported earnings of 53 cents per share for the year ended December 31, 1999, as compared to earnings of 57 cents per share for 1998. Last year, our company's earnings decreased instead of increased. Wayne Benson, the President and Chief Executive Officer of Community Financial, publicly said this about our company's 1999 financial results, "While I was heartened to see vigorous loan growth during the year, I am disappointed in our financial results." I agree with Mr. Benson in that I too am disappointed with Community Financial's 1999 financial results.

         For many stockholders of companies, the price at which their stock is trading is very important. I, for one, am happy when the price of my stock goes up and am unhappy when the stock price remains relatively flat or goes down. Well, I am very unhappy with the current stock price of Community Financial. On February 25, 2000, the last trade was at $9-7/8.

         If you look back a little farther, Community Financial's stock reached a 4-year high of $23.50 per share on May 1, 1998. The price of $9-7/8 on February 25, 2000 represents a decrease in value of almost 60% when compared to the 4-year high of $23.50. To put it another way, if you had invested $1,000 in the common stock of Community Financial at $23.50 a share, your investment would now be worth about $420 (not including dividends). Something must be done to increase the stock price of our company.

         Let me summarize for you below the high and low stock prices at which the common stock of Community Financial has traded in the past 5 years. And remember, when the stock of Community Financial was first sold to the public in 1995, the initial subscription price was $10 per share.

                                             High              Low
                                             ----              ---

                           1995             $14.00            $11.25
                           1996             $13.75            $11.75
                           1997             $20.25            $12.75
                           1998             $23.50            $11.00
                           1999             $11.50            $ 7.75

         Many observers believe that one test of a company's performance is how it compares to industry averages. Based upon its most recent reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission (the "SEC"), Community Financial had a return on average stockholders equity of 2.41% for the quarterly period ended September 30, 1999 and a 3.43% return on average stockholders equity for the year ended December 31, 1998. Based on statistics included in the Bank Holding Company Performance Report provided by the Federal Reserve Bank of St. Louis, the average return on equity for bank holding companies nationwide with assets greater than $300 million, but less than $500 million, was 12.32% for the quarterly period ended September 30, 1999 and 13.21% for 1998. So, you can easily see that Community Financial's recent returns on average stockholders equity have been about 20% to 25% of the national averages.

         In addition, based again upon its most recent reports on Form 10-Q and 10-K filed with the SEC, Community Financial had a return on average assets of 0.26% for the quarterly period ended September 30, 1999 and 0.40% for the year ended December 31, 1998. Again, based on statistics included in the Bank Holding Company Performance Report, the average return on assets for bank holding companies nationwide with assets greater than $300 million, but less than $500 million, was 1.09% for the quarterly period ended September 30,1999 and 1.14% for 1998. So, you can see that Community Financial's recent returns on assets have been about 25% to 35% of the national averages.

         I have summarized these facts in the table below.

                                                                           Bank holding companies
                                                                          with greater than $300 but
                                            Community Financial        less than $500 million in assets
                                            -------------------        --------------------------------
                                             1999       1998                  1999            1998
                                             ----       ----                  ----            ----
         Return on Equity                    2.41%     3.43%                  12.32%          13.21%

         Return on Assets                    0.26%     0.40%                   1.09%           1.14%

         Let's face reality and "cut to the chase." In my opinion, Community Financial's recent financial performance has been relatively poor. To look at it another way, those of you who bought stock of Community Financial in its initial public offering in 1995 and who still hold the stock today probably would have been better off financially investing your money in a 5% bank account five years ago instead of investing in Community Financial stock.1 All the while, Community Financial has operated and continues to operate, in my opinion, at a sub-par level.

         Now, consider the directors fees that Community Financial paid its Board members in 1998. Each non-employee member of Community Financial's Board who is also a director of Community Bank & Trust, N.A. ("CB&T"), Community Financial's largest subsidiary, received an annual fee of $5,000, except for the Chairman of the Board of CB&T, who received an annual fee of $15,000. If that is not enough, the outside directors (other than the Chairman of the Board) also received a fee of $350 for each Board meeting attended and $100 for each committee meeting attended (that means an additional $4,200 in fees based on 12 Board meetings per year). Furthermore, certain directors were provided the opportunity to make as much as $500 per board meeting attended with respect to the various other subsidiaries of Community Financial.

         Here is a summary of these fees based on information from last year's annual meeting proxy statement.

         Person                                      Amount of Fees
         ------                                      --------------
         Chairman of the Board                       $15,000 per year.

         Other Directors (who are not also           $9,200 per year, plus $100 for each committee
         employees of Community Financial)           meeting of Community Financial attended.

         Wayne H.  Benson                            $16,200 in 1998.

         Shirley B. Kessler                          $5,000 in 1998.

         If I am elected, I will immediately recommend that the Board of Directors reduce or eliminate all directors fees. While I believe people should be paid for serving on Community Financial's Board of Directors, the directors fees should be tied to Community Financial's performance. Thus, I would like to see all directors fees eliminated or reduced until Community Financial's stock price trades above $14 for six consecutive months and until reasonable earnings goals are met.

         To top it all off, directors are eligible to participate in Community Financial's Management Recognition Plan (the "MRP"). Almost 60,000 shares have been issued to directors of Community Financial under the MRP. The question we stockholders should ask is, "what is our company recognizing?" It appears to me that Community Financial has recognized and applauded poor company performance resulting from the Board's actions and decisions. Let's face it, in order to reflect the true performance of these individuals, the MRP should, at best, be renamed the "Mediocre Results Plan."

         If I am elected, I also will immediately recommend that the Board of Directors hire a consultant or other advisor which specializes in financial institutions to make recommendations to the Board regarding specific measures designed to improve earnings at Community Financial and enhance stockholder value. I plan to evaluate and recommend specific alternatives for enhancing stockholder value after I have been
--------
         1Assumes a stock price of $9-7/8 as of February 25, 2000. Assuming you bought stock in Community Financial's initial public offering in 1995 and received dividends for 5 years at 25 cents per share, your investment would be worth approximately $11-1/8 as of February 25, 2000. If you had instead invested $10 in a bank account earning a 5% annual interest rate rather than in Community Financial's stock in its initial public offering, your investment would have been worth $12.50 after five years. Neither value has been compounded.

elected to the Board of Directors of Community Financial and have had an opportunity to review the operations of Community Financial as well as the recommendations of the consultant. These measures and alternatives, if implemented, hopefully would result in enhanced stockholder value and an increase in Community Financial's stock price. Additionally, although I have no plans to recommend or pursue an immediate sale of Community Financial, I am open to considering a sale of Community Financial as part of a strategy for enhancing stockholder value.

         I believe I can serve the best interests of the stockholders of Community Financial, but I need your support to elect Michael Nadler and me to the Board of Directors.

                  ELECTION OF DIRECTORS OF COMMUNITY FINANCIAL

         The Articles of Incorporation of Community Financial that are on file with the SEC provide that the Board of Directors of Community Financial will consist of not less than six nor more than eleven directors divided into three classes as nearly equal in number as possible. The directors of each class are elected to serve for a term of three years and until their successors have been elected and qualified. One class is to be elected annually by the stockholders of Community Financial. A class of two directors should be elected at the Stockholders Meeting for a three-year term and until their successors have been elected and qualified. I am soliciting proxies to elect Michael Nadler and me to fill this class of directors.

         The Articles of Incorporation of Community Financial provide that each share of common stock is entitled to one vote. Directors will be elected by a majority of the votes cast at a meeting at which a quorum is present. I intend to vote for Michael Nadler and myself for election as directors whose terms will expire in 2003.

         Only your latest dated proxy will be counted at the Stockholders Meeting. If you choose to vote by proxy for Michael Nadler and me by using the enclosed BLUE PROXY, you may not also use the proxy card provided by Community Financial to vote for any other nominees or any other matters. In addition, you CANNOT use the proxy card provided by the Board of Directors of Community Financial to vote for Michael Nadler or me.

         I have agreed to serve as a director of Community Financial if elected. Michael Nadler has informed me that he has agreed to serve as a director of Community Financial if elected. This is the only agreement or understanding between Michael Nadler and me. Michael Nadler and I have no agreements or understandings as to how we will vote or what actions we will propose if elected as directors. Michael Nadler and I, if elected, will each act in a manner that we respectively believe will be in the best interests of Community Financial's stockholders. I believe that immediate action must be taken to improve Community Financial's financial performance and stock price.

         Unless you instruct me otherwise, I will vote the BLUE PROXIES received by me FOR the election of Michael Nadler and me as directors of Community Financial.

                             APPROVAL OF MY PROPOSAL

         I also intend to submit the proposal set forth below for consideration by the stockholders of Community Financial at the upcoming Stockholders Meeting. Additionally, I intend to submit the following statement in support of my proposal. Absent instructions to the contrary, the BLUE PROXIES received by me will be voted FOR my stockholder proposal. The affirmative vote of a majority of the shares represented at the Stockholders Meeting is required to approve my proposal.

         My Stockholder Proposal

                  RESOLVED, that the stockholders of Community Financial Corp., present in person or by proxy, recommend that the Board of Directors
         (a) engage the services of a consultant or other advisor which has experience in advising financial institutions to make recommendations to the Board of Directors as to specific actions designed to improve earnings of Community Financial Corp. and enhance stockholder value, and (b) prepare a report regarding the advisor's or consultant's recommendations, at reasonable expense, for distribution to stockholders within six months of this meeting of stockholders.

         My Statement in Support of My Proposal

                  I believe that the Board of Directors should hire a consultant or other advisor which has experience in advising in financial institutions to assist the Board in taking action designed to improve earnings and enhance stockholder value at Community Financial and to increase the stock price of Community Financial. Accordingly, I respectfully ask you to vote in favor of my proposed resolution. Please note, however, that if my resolution is approved by stockholders, it would recommend that the Board of Directors take certain action but not mandate any action.

                                INFORMATION ABOUT
                    BARRETT R. ROCHMAN AND MICHAEL B. NADLER

         The following table shows the number and percentage of the outstanding shares of common stock of Community Financial beneficially owned by my nominees for election as directors:

                     Name                   Number           Percentage *
                     ----                   ------           ----------

               Barrett R. Rochman           128,740               5.8%

               Michael B. Nadler              8,000               0.4%

           * Based upon 2,213,645 outstanding shares of common stock of Community Financial, as disclosed in Community Financial's Form 10-Q for the quarter ended September 30, 1999.

o  Barrett R. Rochman

           My principal occupation is the real estate investment business. My principal real estate investment activities include owning and renting commercial and residential real estate, purchasing tax certificates in Illinois and managing real property acquired through tax certificates. I have over 30 years of experience as a real estate investor. I am 56 years old and both my office and home are located in Carbondale, Illinois, where I have lived for the past 35 years. My business address is 1345 East Park Street, Carbondale, Illinois 62901. I engage in my principal occupation through the following entities:

           Rochman Rentals - 1345 East Park Street, Carbondale, Illinois 62901
                             (rental property company)
           S.I. Securities - 1345 East Park Street, Carbondale, Illinois 62901
                             (real estate investment company)
           S.I. Securities, Inc. - 1345 East Park Street, Carbondale,
                                   Illinois 62901 (real estate investment
                                   company)
           S.I.-P.I. - 1345 East Park Street, Carbondale, Illinois 62901
                       (real estate investment company)
           Boo Noz Corp. - 1345 East Park Street, Carbondale, Illinois 62901
                           (real estate investment company)
           S.I. Boo, LLC - 1345 East Park Street, Carbondale, Illinois 62901
                           (real estate investment company)

           The SEC instituted proceedings against me in 1998 alleging that I violated Section 13(d) of the Securities Exchange Act of 1934 and certain rules thereunder (collectively the "Laws"). These proceedings were settled on February 17, 1999 without me having to admit or deny any of the alleged violations. As part of the settlement, the SEC ordered me to cease and desist from committing or causing any violation or any future violation of the Laws. The proceedings of the SEC related to certain reports that I was required to file with the SEC because I owned more than 5% of the outstanding shares of common stock of Heartland Bancshares, Inc. I was not required to pay any fine or penalty in connection with the settlement.

o  Michael B. Nadler

           Mr. Nadler's principal occupation is real estate investment and consulting. He has 10 years of experience in the banking industry, with his most recent banking position being First Vice President of Exchange National Bank in Chicago, Illinois from 1979 to 1981. Exchange National was bank with approximately $1 billion in assets before it was sold. While at Exchange National, Mr. Nadler was responsible for the management of a $100 million loan portfolio. The holding company for Exchange National was a publicly-held company. Mr. Nadler also has served as president and a senior level manager at CNA Tax Investors, Ltd. (tax certificate purchasing) from 1982 to 1994 and national risk manager at Capital Asset Research Corp. (tax certificate and municipal lien purchasing) from 1994 to 1999. Mr. Nadler is 51 years old and he resides in Riverwoods, Illinois, which is a suburb of Chicago. He has lived in Riverwoods, Illinois for the past six years.

           Mr. Nadler engages in his real estate investment and consulting activities through KLN Real Estate Investors, Ltd. (tax purchasing and real estate investments), 5225 West Touhy Avenue, Suite 213, Skokie, Illinois 60077 and Thornwood Partners, Ltd. (consultants on tax certificate purchasing), 1919 Thornwood Lane, Riverwoods, Illinois 60015.

                       -----------------------------------

           Neither Michael Nadler or I nor any of our associates (i) are, or within the past year have been, a party to any contract, arrangement or understanding with any person with respect to any securities of Community Financial, (ii) have, or during the past two years had, a direct or indirect interest in any transaction or series of similar transactions or in any currently proposed transaction or series of proposed transactions to which Community Financial, or any of its subsidiaries, was or is to be a party, (iii) have any arrangement or understanding with any person or among ourselves with respect to any future transactions to which Community Financial or any of its affiliates will or may be a party, (iv) have any arrangement or understanding with any person or among ourselves with respect to future employment by Community Financial or its affiliates, or (v) own any common stock of Community Financial of record but not beneficially. Neither Michael Nadler or I nor any companies that we control have had loans outstanding with Community Financial since the beginning of its last fiscal year.

           Michael Nadler and I do not have any arrangement or understanding with any other person or among ourselves according to which any of us will be nominated as a director of Community Financial. Neither Michael Nadler or I nor any of our associates have any interest in the matters to be voted upon at the Stockholders Meeting other than the respective interests of Michael Nadler and me as stockholders of Community Financial.

           I estimate that my total expenditures relating to my solicitation of proxies will be approximately $75,000 (including, but not limited to, costs related to attorneys, printing, transportation and other costs incidental to the solicitation). My expenditures to date relating to this solicitation have been approximately $1,700. If elected as a director, I intend to seek reimbursement of these expenses from Community Financial.

I do not know if the Board of Directors will submit my reimbursement request to a vote of stockholders of Community Financial.

           I have not purchased or sold any shares of common stock of Community Financial prior to January 7, 1999. Since January 7, 1999, my only transactions in shares of common stock of Community Financial consist of the following purchases:

      Date                                       Number of Shares
      ----                                       ----------------
January 7, 1999                                      1,000 shares
January 8, 1999                                        800 shares
January 11, 1999                                       200 shares
February 1, 1999                                       200 shares
February 9, 1999                                     2,000 shares
July 1, 1999                                         8,500 shares
July 2, 1999                                         7,500 shares
August 25, 1999                                      5,000 shares
September 1, 1999                                    4,700 shares
September 8, 1999                                    2,000 shares
September 23, 1999                                   6,000 shares
October 5, 1999                                      6,000 shares
October 19, 1999                                     4,000 shares
October 20, 1999                                     3,000 shares
November 2, 1999                                     6,000 shares
November 4, 1999                                     5,000 shares
November 30, 1999                                    2,000 shares
December 27, 1999                                      600 shares
January 3, 2000                                     10,000 shares
January 5, 2000                                      2,000 shares
January 5, 2000                                      2,300 shares
January 6, 2000                                      2,300 shares
January 6, 2000                                      2,000 shares
January 6, 2000                                      1,000 shares
January 6, 2000                                      1,000 shares
January 7, 2000                                      1,000 shares
January 10, 2000                                     1,100 shares
February 1, 2000                                    12,500 shares

         My wife, Marilyn Rochman, whose address also is 1345 East Park Street, Carbondale, Illinois 62901, directly owns 6,340 shares of common stock of Community Financial. During the past two years, Mrs. Rochman has completed the following purchases of common stock of Community Financial:

                        Date                             Number of Shares
                        ----                             ----------------
                  July 6, 1999                               440 shares
                  November 22, 1999                          500 shares
                  December 22, 1999                        2,000 shares
                  December 30, 1999                        3,000 shares
                  January 4, 2000                            400 shares

         The Boo Rochman Charitable Corp. and the Rochman Family Investment, both of which I am administrator, own 20,300 and 2,400 shares of common stock of Community Financial, respectively. I share the power to vote and dispose of these shares with my wife. During the past two years, the Boo Rochman Charitable Corp. or the Rochman Family Investment completed the following transactions in the common stock of Community Financial, all of which were purchases except as indicated:

                        Date                             Number of Shares
                        ----                             ----------------
                  January 11, 1999                         3,000 shares
                  February 23, 1999                        2,000 shares
                  April 6, 1999                            2,500 shares
                  April 7, 1999                            1,500 shares
                  December 6, 1999                         2,000 shares
                  December 7, 1999                           500 shares
                  December 8, 1999                         1,100 shares
                  December 16, 1999                        2,400 shares
                  December 21, 1999                        8,700 shares
                  January 7, 2000                          1,000 shares  (sale)

         As of the date of this Proxy Statement, the total amount of funds used in the purchase of shares of common stock of Community Financial by my wife, the Boo Rochman Charitable Corp., Rochman Family Investment and me totals approximately $1,156,000. This amount is based on the total number of shares of common stock of Community Financial that I have purchased, as well as the total number of shares purchased by my wife, the Boo Rochman Charitable Corp. and Rochman Family Investments, multiplied by the price per share paid and does not include broker fees associated with such purchases. To date, I have obtained personal loans in the amount of approximately $500,000 from the First National Bank & Trust Company in Carbondale, Illinois, and my wife, the Boo Rochman Charitable Corp., Rochman Family Investments and I have used a total of approximately $656,000 of our respective funds, including funds obtained from broker margin accounts, for such purchases.

         Since January 1, 1999, Michael Nadler's transactions in shares of Community Financial common stock have been the following purchases, all of which were completed using his personal funds totaling approximately $77,000:

                        Date                             Number of Shares
                        ----                             ----------------
                  December 30, 1999                         2,000 shares
                  January 10, 2000                          2,000 shares
                  January 12, 2000                          2,000 shares
                  February 22, 2000                         2,000 shares

         Mr. Nadler has not purchased or sold any other shares of common stock of Community Financial.

                  CERTAIN INFORMATION ABOUT COMMUNITY FINANCIAL

         Based upon Community Financial's report on Form 10-Q filed with the SEC for the quarter ended September 30, 1999, there were 2,213,645 shares of common stock, $.01 par value per share, of Community Financial outstanding. Under Community Financial's Articles of Incorporation, each share of common stock is entitled to one vote on each matter to be considered at the Stockholders Meeting. The address of Community Financial's principal office is 240 East Chestnut, Olney, Illinois 62450.

                 DATE, TIME AND PLACE OF THE COMMUNITY FINANCIAL
                              STOCKHOLDERS MEETING

         According to the By-Laws of Community Financial currently on file with the SEC, the Stockholders Meeting will be held at the main office of Community Financial at such date and time as Community Financial's Board of Directors may determine. Notice of the date and time of such meeting will be sent to you by Community Financial. I do not yet know the record date for stockholders entitled to notice of and to vote at the Stockholders Meeting and any adjournment thereof.

                                  OTHER MATTERS

         I will vote your shares of Community Financial common stock represented by properly executed BLUE PROXIES in the manner which you direct. If no specific direction is given, I will vote pursuant to the BLUE PROXIES FOR the election of Michael Nadler and me to the Board of Directors of Community Financial and FOR approval of my stockholder proposal set forth above. I am assuming that the only matters to be presented at the Stockholders Meeting will be the election of directors of Community Financial and my stockholder proposal. If other matters are properly presented at the Stockholders Meeting, the BLUE PROXIES will grant me authority to vote such proxies in my discretion on such matters. Although I do not expect any such matters to be presented, if they are presented, I intend to vote in accordance with my best judgment on such matters. I intend to deliver this Proxy Statement and accompanying form of BLUE PROXY to holders of at least the percentage of Community Financial's common stock required under applicable law to carry my stockholder proposal.

         Proxies marked as abstentions, broker non-votes or as withholding authority to vote for Michael Nadler or me as directors or my stockholder proposal will be treated as shares present for purposes of determining whether a quorum for the Stockholders Meeting is present but will not be counted as votes cast for Michael Nadler or me or my stockholder proposal.

         Please refer to Community Financial's proxy statement relating to the Stockholders Meeting that may be sent to all stockholders with respect to information concerning (i) beneficial ownership by management of Community Financial's securities, (ii) beneficial owners of 5% or more of Community Financial's securities, (iii) committees of Community Financial's Board of Directors, (iv) meetings of Community Financial's Board of Directors and all committees thereof, (v) certain information regarding the existing directors as well as management's nominees to serve as directors of Community Financial, (vi) compensation and remuneration paid and payable to Community Financial's directors and management, (vii) the date by which stockholders must submit proposals to Community Financial for inclusion in Community Financial's next annual meeting proxy statement, and (viii) other matters required by law to be disclosed. I have no independent knowledge as to the accuracy or completeness of the proxy statement that Community Financial's Board of Directors may send to you in connection with the Stockholders Meeting.

         The expense of preparing and mailing this Proxy Statement and my other proxy soliciting material, as well as my cost of soliciting proxies, will be borne by me but, if elected, I will seek reimbursement of such costs and expenses from Community Financial. In addition to the use of the mails, proxies may be solicited by me, by my employees or agents or by employees or agents of S.I. Securities who will not be specially compensated for such soliciting, through the use of telephone, fax, telegram, mail, overnight delivery services and personal solicitation. Approximately two employees or agents will be involved in soliciting proxies for me. I also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward my solicitation materials to the beneficial owners of common stock of Community Financial held by such institutions or persons, and I will reimburse such institutions and persons for their reasonable costs of forwarding such material.

         Once the Board of Directors has established the agenda for the Stockholders Meeting and the record date for stockholders of Community Financial who are eligible to attend and vote at the meeting, I may send additional information to you regarding the meeting. If you buy or sell shares of Community Financial common stock between the date of this Proxy Statement and the record date for the Stockholders Meeting, then you may have to complete and sign a new BLUE PROXY.

         IMPORTANT -- Please sign and date only the enclosed BLUE PROXY and mail it as soon as possible in the self-addressed, postage-prepaid envelope provided. When you receive a proxy card from Community Financial relating to the Stockholders Meeting, please do not sign or return it to Community Financial. If you do so, it may revoke any proxy that you return to me. If you want to revoke any proxy you have given to me, you may do so by signing and returning a new proxy (dated subsequent to any previous proxy), by attending the Stockholders Meeting and voting in person or by sending me a written letter of revocation of your proxy at the address shown on page 1 of this Proxy Statement.


               The date of this Proxy Statement is March 1, 2000.


                                      * * *


                                    IMPORTANT

         Your vote is important. No matter how many or how few shares you own, please sign, date and return to me the enclosed BLUE PROXY as soon as possible.

         Please sign and mail only the enclosed BLUE PROXY if you wish to vote in accordance with my recommendations. Do not sign any proxy card that you may receive from the Board of Directors of Community Financial.

         You must sign your BLUE PROXY exactly as your name appears on your stock certificate of Community Financial. If you own your stock jointly, both owners should sign the BLUE PROXY.

         STREET NAME STOCKHOLDERS: If your shares of common stock are held in the name of your broker, bank or other nominee, you must to contact your broker, bank or nominee and give them instructions as to the voting of your stock. Your broker or bank cannot vote your shares without receiving your instructions. Please contact the person responsible for your account and instruct them to execute a BLUE PROXY as soon as possible.

         The proxies that I am soliciting will be valid only at the Stockholders Meeting. The proxies will not be used for any other meeting and may be revoked at any time before they are exercised.

         If you have any questions or need further assistance, please do not hesitate to contact me at (800) 529-3513.